Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated May 13, 2021, except for the effects of the restatement disclosed in Note 2 and Note 10, as to which the date is December 20, 2021, relating to the financial statements of Marquee Raine Acquisition Corp. appearing in the Registration Statement on Form S-1. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

December 20, 2021